SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: November 20, 1996
                        (Date of earliest event reported)


                                   AMNEX, INC.
               (Exact name of Registrant as specified in charter)



   New York                    0-17158                      11-2790221
(State or other           (Commission File No.)         (IRS Employer Identi-
jurisdiction of                                          fication Number)
incorporation)



                    101 Park Avenue, New York, New York 10178
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (212) 867-0166











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Item 2.           Acquisition or Disposition of Assets.

                  Effective November 20, 1996, pursuant to an Asset Purchase Agreement (the "Agreement"), dated November 8, 1996, by and among AMNEX, Inc. (the "Company"), Crescent Public Communications Inc., a wholly-owned subsidiary of the Company ("Crescent"), Coastal Telecom Payphone Company, Inc. ("Coastal"), BEK Tel, Inc. ("BEK Tel"), Garden State Telephone Installation & Service Co., Inc. ("Garden State") and Brian E. King ("King") (Coastal, BEK Tel, Garden State and King are collectively referred to as the "Sellers"), as supplemented and modified, Crescent acquired certain assets owned by the Sellers (the "Assets"), including approximately 4,300 pay telephones located primarily in the State of New Jersey.

                  The aggregate purchase price for the Assets was approximately $10,200,000 (the "Purchase Price"), payable to the extent of approximately $1,500,000 in cash, the delivery of approximately 2,129,000 Common Shares of the Company (the "Initial Shares") and the assumption of liabilities in the approximate amount of up to $1,800,000. Of the Initial Shares, approximately 185,000 are being held back by the Company for a period of 120 days following the closing date in order to secure the due performance by the Sellers of their obligations under the Agreement. The Purchase Price is subject to adjustment under certain circumstances.

                  The Agreement also provides for an additional payment, in consideration of certain restrictive covenants made by the Sellers, among other consideration, of $2,000,000, payable to the extent of $1,500,000 in cash and the balance in approximately 154,000 Common Shares of the Company (the "Additional Shares"). The Initial Shares, Additional Shares and Holdback Shares are collectively referred to as the "Shares".

                  In connection with the transaction, Crescent received financing from Lyon Credit Corporation, a subsidiary of Credit Lyonnais, in an amount approximately equal to the aggregate of the cash payments and assumed liabilities.

                  Pursuant to the Agreement, certain holders of the Shares have been granted certain piggyback registration rights as well as certain rights to require that the Company repurchase over the next 18 months up to $3,250,000 in market value of the Shares in the event the Company does not file a registration statement within certain time periods as set forth in the Agreement and the Shares are not otherwise sold.



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Item 7.           Financial Statements, Pro Forma Financial Statements and
                  Exhibits.

                  (a)  Financial Statements of Business Acquired.

                       Not applicable.

                  (b)  Pro Forma Financial Information.

                       Not applicable.

                  (c)  Exhibits.

                       2.1 Asset Purchase Agreement, dated as of November 8, 1996, among the Company and the Sellers.

                       2.2 Supplement and modification letter, dated as of November 20, 1996, among the Company and the Sellers with respect to the Asset Purchase Agreement.






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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            AMNEX, INC.


Dated: December 5, 1996                     By:/s/ Kenneth G. Baritz
                                               ---------------------
                                               Kenneth G. Baritz
                                               Chairman of the Board